UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2014

MICROS SYSTEMS, INC
(Exact name of registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	443-285-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2014, MICROS Systems, Inc. (the “Company”), a Maryland corporation, OC Acquisition LLC, a Delaware limited liability company (“Parent”), Rocket Acquisition Corporation, a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”) and, solely for certain limited purposes, Oracle Corporation, a Delaware corporation and the parent of Parent and Merger Subsidiary (“Oracle”) entered into an Agreement and Plan of Merger (“Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed that Merger Subsidiary will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) for a purchase price of $68.00 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.

At the Effective Time (as defined below), the unvested portion of each Company stock option (the “Compensatory Award”), that is outstanding immediately prior to the Effective Time and held by a person who is an employee of, or a consultant to, the Company or any of its subsidiaries immediately prior to the Effective Time will be assumed by Oracle and converted automatically at the Effective Time into an option denominated in shares of Oracle common stock based on formulas set forth in the Merger Agreement and shall remain subject to terms and conditions substantially identical to those in effect at the Effective Time. Notwithstanding the foregoing, (i) the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each outstanding Compensatory Award immediately prior to the Effective Time, and (ii) the vested and unvested portion of each outstanding Compensatory Award held by a person who is not an employee of, or consultant to, the Company or any of its subsidiaries immediately prior to the Effective Time (each such award, or vested portion thereof, as the case may be, a “Cashed Out Compensatory Award”), will not be assumed by Oracle and will, immediately prior to the Effective Time, be cancelled and extinguished and, in exchange therefor, each former holder of such Cashed Out Compensatory Award will have the right to receive an amount in cash equal to the product of (x) the aggregate number of shares of Common Stock subject to such Cashed Out Compensatory Award (or relevant portion thereof) immediately prior to the Effective Time and (y) the Offer Price less any per share exercise or purchase price of such Cashed Out Compensatory Award (or relevant portion thereof) immediately prior to such cancellation.

Merger Subsidiary has agreed to commence the Offer as promptly as reasonably practicable from the date of the Merger Agreement (but in no event later than ten (10) business days from the date of the Merger Agreement). The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions.

The Merger Agreement provides that, following the consummation of the Offer, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. In the Merger, each outstanding share of the Common Stock (other than treasury shares, or shares held by Oracle, Parent, Merger Subsidiary or any of their wholly-owned subsidiaries) will be converted into the right to receive the Offer Price (the closing of the Merger is referred to as the “Effective Time”). The consummation of the Merger is subject to certain closing conditions. In connection with the Offer and Merger, certain stockholders of the Company have entered into a Tender and Support Agreement agreeing to tender their shares of Common Stock pursuant to the Offer and to support the Offer and the Merger. A form of the Tender and Support Agreement is provided as Exhibit A to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The closing of the Merger is subject to approval of the Merger by holders of the outstanding shares remaining after the completion of the Offer. However, the parties have agreed that if after the purchase of shares pursuant to the Offer and any subsequent offering period, and after giving effect to any shares purchased pursuant to the option described in the next paragraph, Merger Subsidiary owns at least 90% of the outstanding Shares, then once the other conditions to completion of the Merger are satisfied or waived, Merger Subsidiary will then merge into the Company in a “short-form” merger pursuant to applicable Maryland law, which will not require a vote of the Company’s stockholders.

In the Merger Agreement, the Company also granted Merger Subsidiary the option (the “Top-Up Option”) to purchase at the Offer Price, a number of newly issued shares of Common Stock equal to the lesser of (i) the number of shares that, when added to the number shares of Common Stock already directly or indirectly owned by Oracle, Parent and Merger Subsidiary following consummation of the Offer, constitutes 90% of the total amount of shares outstanding on a fully diluted basis immediately after taking into account the issuance of the shares pursuant to the Top-Up Option or (ii) the aggregate number of shares of Common Stock that the Company is authorized to issue under its Articles of Incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued or reserved for issuance) at the time of exercise of the Top-Up Option. If Parent, Merger Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Common Stock, including through exercise of the Top-Up Option, the parties have agreed to take all necessary and appropriate action to complete the Merger through the “short form” procedures available under Maryland law.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2014, in accordance with the terms of the Merger Agreement, the Company's Board of Directors adopted an amendment to the Company's By-Laws. The amendment to Article XI, Certain Elections, Section 1 of the By-Laws was adopted in order to opt out of the Maryland Control Share Acquisition Act (Title 3, Subtitle 7 of the Maryland General Corporation Law) with respect to the transactions contemplated by the Merger Agreement and the Tender and Support Agreements.

The foregoing description of the amendment to the Company’s By-Laws is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01 Other Events.

On June 23, 2014, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

Notice to Investors

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Oracle, Parent and Merger Subsidiary will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the Tender Offer Statement. Those materials and all other documents filed by the Company, Oracle, Parent or Merger Subsidiary with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov and may be obtained for free by directing requests to investors@micros.com.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the timing of the transaction; the percentage of the Company’s stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Oracle, Parent and Merger Subsidiary and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 22, 2014, by and among MICROS Systems, Inc., OC Acquisition LLC, Rocket Acquisition Corporation, and Oracle Corporation.

3.1	Amendment to By-Laws of MICROS Systems, Inc.

99.1	Press Release of MICROS Systems, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROS Systems, Inc.
(Registrant)

By:	/s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer

Dated:	June 24, 2014

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 22, 2014, by and among MICROS Systems, Inc., OC Acquisition LLC, Rocket Acquisition Corporation, and Oracle Corporation.

3.1	Amendment to By-Laws of MICROS Systems, Inc.

99.1	Press Release of MICROS Systems, Inc.